Exhibit 99.1

27 February 2025

2024 was a fundamental year for us at Chilean Cobalt Corp (“Chilean Cobalt” or the “Company”), as we progressed development of our La Cobaltera cobalt-copper project in northern Chile by establishing key strategic partnerships while working towards future project financing.

2024 Highlights

Throughout the year, we made significant strides in advancing our 100%-owned La Cobaltera cobalt-copper project. We have executed preliminary agreements to connecting the project with Glencore AG (“Glencore”) for concentrate offtake and with US Strategic Metals (“USSM”) for processing in the United States.1 In addition, we progressed a financing package with US EXIM Bank, receiving a Letter of Interest for USD $317 million in potential debt funding for project development.2 This would significantly reduce our project financing risk. These are major milestones for Chilean Cobalt, and we are excited to deepen our collaboration with these strategic partners.

Despite strong strategic interest, the cobalt market faced another challenging year. Cobalt prices approached record lows, resulting in several project cancellations and deferrals, even as demand growth remained resilient. The surge in mine supply growth from several large projects led to a production surplus and inventory buildup across the supply chain. In contrast, copper fundamentals saw notable and continued improvements, with prices reaching an all-time high during 2024 as mine production struggles to keep pace with demand, while global inventories continued to decline. We are well-positioned to benefit from both metals, and potentially others, with Chilean Cobalt’s project portfolio benefitting from favorable medium- and long-term market dynamics.

In 2024, we also established Chilean Cobalt’s Advisory Board, which provides invaluable guidance to our Board of Directors and Management Team on critical issues within their respective areas of expertise. The Advisory Board members include Stephanie Ashton, a mining entrepreneur and corporate advisor with deep experience in Chile; Matt Korot, an environmental and sustainability expert focused on waste management and responsible project execution; and Michael Zehr, a government affairs strategist with expertise in energy and critical minerals policy.3

Looking forward, we remain optimistic about improving fundamentals in the cobalt market. In the near-term, our focus will be on advancing responsible and sustainable project development, while executing key milestones in district consolidation, greenfield exploration, brownfield re-development, and evaluating cutting-edge technologies that can accelerate project timelines from discovery through to production.

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1 Source: Chilean Cobalt Corp press release: https://www.accessnewswire.com/newsroom/en/metals-and-mining/chilean-cobalt-corp-announces-three-way-strategic-partnership-for-domestic-united--916320

2 Source: Chilean Cobalt Corp press release: https://www.accessnewswire.com/newsroom/en/metals-and-mining/chilean-cobalt-corp-announces-receipt-of-usd-317-million-letter-of-interest-from-u-877108

3 Source: Chilean Cobalt Corp press release: https://www.chileancobaltcorp.com/_files/ugd/ae0fd1_53271740891842e5b65c7c6e5ba2f49d.pdf

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Americas-Focused Cobalt Supply Chain

Cobalt, alongside copper following the passage of the 2024 Critical Minerals Consistency Act,4 are recognized as critical minerals, essential to the US economy and national security. This designation has spurred significant interest from US government agencies in cobalt-copper projects globally. In addition, Chilean Cobalt benefits from operating in Chile, which is a US Free Trade Agreement (FTA) country, and one of the world’s premier mining jurisdictions. These factors, among others, have driven our efforts in Washington, DC to seek strategic support and financing for our projects in Chile.

A key engagement for us has been with the US Export-Import (EXIM) Bank and its China and Transformational Exports Program (CTEP), designed to support US companies competing against Chinese enterprises who receive state support and subsidies, particularly in strategic industries such as critical minerals projects. Through this initiative, projects like ours can be eligible for special conditions including extended loan tenors, extended drawdown, reduced fees, and exceptions from other EXIM policies.5 As a result, we secured a USD $317 million Letter of Interest (LOI) from EXIM Bank for potential debt funding. Additionally, this loan, if obtained, may be eligible for early drawdown to fund a Definitive Feasibility Study (DFS), contingent on meeting certain criteria.6

This LOI with EXIM Bank represents a major step forward in reducing financing risk for Chilean Cobalt. It has also bolstered our discussions with institutional investors, banks, and other financial institutions. This $317 million figure could cover up to 80% of La Cobaltera’s Phase 1 construction and development costs, substantially all the debt funding under an 80/20 debt/equity mix. We continue to engage with EXIM Bank and other financial partners as we work to finalize this debt funding package.

One key condition for finalizing EXIM Bank’s loan application and drawdown is securing an offtake and processing agreement with a credible partner, along with a viable plan for US domestic processing. During our strategic partner review process, we engaged with planned US cobalt refineries, global trading houses, battery manufacturers, automakers, aerospace and defense companies, and others. Based on mutual strategic benefits and synergies, Glencore AG and USSM emerged as the ideal partners for offtake and US domestic processing, respectively.

In 2024, we signed a Letter of Intent (LOI) with Glencore,7 one of the world’s largest producers, processors, and marketers of cobalt, for an offtake agreement for cobalt-copper concentrate. Glencore’s global capabilities and network, including growing operations in the US, make them an ideal partner in our supply chain. Later in 2024, we also signed an LOI with USSM,8 which complements the LOI with Glencore and establishes a three-way strategic partnership for US-based downstream processing of critical minerals. Under this partnership, Glencore would offtake Chilean Cobalt concentrate material and ship it to USSM’s facility in Missouri for processing into cobalt hydroxide, copper cathode, and/or other intermediate products, which Glencore would market to their global customer base. USSM’s processing facility, strategically located on a logistically advantaged industrial site, reprocesses historic tailings rich in cobalt, nickel, and copper, and is advancing the processing of third-party concentrates and black mass feedstock.

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4 Source: https://ciscomani.house.gov/media/press-releases/ciscomani-celebrates-house-passage-his-bill-critical-mineral-consistency-act#:~:text=This%20bill%20passed%20with%20bipartisan,USGS'%20list%20of%20Critical%20Minerals.

5 Source: EXIM CTEP: https://www.exim.gov/about/special-initiatives/ctep/critical-minerals

6 Source: Chilean Cobalt Corp press release: https://www.accessnewswire.com/newsroom/en/metals-and-mining/chilean-cobalt-corp-announces-receipt-of-usd-317-million-letter-of-interest-from-u-877108

7 Source: Chilean Cobalt Corp press release: https://www.accessnewswire.com/newsroom/en/metals-and-mining/chilean-cobalt-corp-announces-letter-of-intent-for-offtake-and-strategic-partnersh-885140

8 Source: Chilean Cobalt Corp press release: https://www.accessnewswire.com/newsroom/en/metals-and-mining/chilean-cobalt-corp-announces-three-way-strategic-partnership-for-domestic-united--916320

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Additionally, USSM has secured its own LOI under the EXIM Bank CTEP program for up to USD $400 million9 in potential debt funding, which would further support the strategic financing for the entire cobalt supply chain that we are building.

This three-way strategic partnership with Glencore and USSM reduces both market and technical risk for Chilean Cobalt. Glencore’s position as a leading cobalt trader, miner, and processor, combined with USSM’s experienced team and US-based, logistically advantageous processing site, strengthens the overall project. These preliminary agreements reduce the risk involved, making Chilean Cobalt more attractive to capital markets.

Source: Chilean Cobalt Corp presentation

Looking ahead, we are progressing towards finalizing definitive agreements with Glencore AG and US Strategic Metals, while advancing our loan application with US EXIM Bank. Additionally, we are actively engaging with other US government agencies, including the US Department of Defense’s Office of Strategic Capital (OSC) and EXIM Bank’s new Supply Chain Resiliency Initiative (SCRI), to explore further support and funding opportunities for Chilean Cobalt and our US-based partners. We are excited about the opportunities that lie ahead and remain committed to building a resilient and sustainable Americas-focused cobalt supply chain.

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9 Source: US Strategic Metals press release: https://www.prnewswire.com/news-releases/us-strategic-metals-receives-loi-for-potential-400m-funding-package-from-usexim-302218089.html

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Chilean Cobalt Project Development

In terms of project development, we continue to make progress with both greenfield exploration and brownfield re-development at La Cobaltera and across our broader Chilean Cobalt concessions in the San Juan district. Following our successful exploration campaign in 2018-2019 – the first modern exploration in the district – we completed an advanced mapping program and are now finalizing plans for a follow-up exploration campaign during 2025. The initial program focused on brownfield targets within past-producing areas of the San Juan district, aiming to validate historical data and confirm the presence of substantial brownfield mineralization that justifies restarting operations. Simultaneously, the program sought to extend the visible mineralization trends into the greenfield areas of our portfolio, which remains a central focus as we move forward.

Our upcoming exploration campaign will specifically target greenfield areas to the north-northwest and south-southwest of the brownfield zones that previously hosted cobalt production. With support from our internal Technical Team and SRK Consulting, our Independent Technical Advisor, we plan to conduct mapping, sampling, and trenching activities designed to advance these areas into drill-ready targets. In addition, we continue to evaluate innovative technologies that could enhance the efficiency, speed, and even sustainability of our exploration efforts.

One technology that we are particularly intrigued about is artificial intelligence (AI). For our 2025 exploration program, we plan to conduct Phase 1 Pilot Tests with several AI companies. Leveraging the extensive geological and historical data available for La Cobaltera and the broader San Juan district, we believe AI can provide valuable insights by analyzing large datasets to accelerate exploration and discovery, potentially reducing costs and environmental disturbances, while improving overall efficiency. Approximately, 70% of the focus of these AI Pilot Tests will be on new greenfield targets, with the remaining 30% dedicated to brownfield targets. The AI companies we are collaborating with have demonstrated success in similar projects, yielding promising results from their initial applications.

While the mining industry’s adoption of AI is still in its early stages, we are optimistic about the incremental, and possibly transformative, impact AI could have on exploration. The unique brownfield and greenfield nature of our projects at Chilean Cobalt provides an ideal opportunity to test these AI tools, and we are eager to progress the Pilot Test into 2025.

In addition to AI, we are exploring other cutting-edge technologies that could benefit project development, including bioleaching, advanced imaging and mapping, and surgical mining of vein systems. Initial bioleaching tests at La Cobaltera have shown potential for faster metals recovery with fewer chemicals. Drone-based imaging and mapping could improve and expand data collection for exploration. Surgical mining may reduce costs, development time, and environmental impact. We plan to conduct field tests to evaluate these and other technologies.

At Chilean Cobalt, our strategy remains focused on further district consolidation. We are actively pursuing several adjacent opportunities within the La Cobaltera project area and the broader San Juan district. This consolidation effort aligns with our objective of re-development and re-commissioning brownfield cobalt-copper oxide deposits while advancing exploration for greenfield cobalt and copper mineralization.

As we look ahead to the next phase of exploration and development, we are excited to launch our follow-up campaign in 2025 and continue driving progress at Chilean Cobalt.

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Chilean Cobalt Advisory Board

In 2024, we established the Chilean Cobalt Advisory Board, designed to provide strategic guidance to our Board of Directors and Management Team across various areas of expertise. This distinguished group brings valuable industry knowledge and insight that will help us navigate and accelerate our strategy and efforts.

Our Advisory Board members include Stephanie Ashton, Matt Korot, and Michael Zehr, each of whom brings a wealth of experience and a unique skill set to the team.

Stephanie Ashton has over 27 years in exploration and development of mining projects in North America, Latin America, Central Asia, and Eastern Europe. Ms. Ashton has performed key roles as co-founder, shareholder, and in the business development and financing of a dozen junior exploration companies, one diamond drilling services company (Chile/Argentina), and a Santiago-based law firm specializing in natural resources. She has served on boards of junior mining companies, and has an extensive network in the mineral sector, which includes technical people, service providers, projects, and financing sources. She was a regular contributor to the magazine, Minería Chilena between 2009-2015. Ms. Ashton’s experience, entrepreneurial drive, and ability to communicate fluently in Spanish, French, and English is highly valued as an Advisor. She holds a Graduate Diploma in Mineral Economics from the Universidad de Chile, a Diploma in International Legal and Tax Strategy from HEC Paris, and a BSc in International Business from California Polytechnic State University – San Luis Obispo.

Matt Korot brings 30 years of experience in the sustainability field, primarily leading high-visibility and customer-oriented programs for the public sector. Mr. Korot’s deepest areas of expertise are in waste management and the circular economy, and he has also led programs for business and government operations to advance water conservation, energy efficiency, and renewable energy use. He is versed in issues of social sustainability, such as living wages and benefits, and workforce equity for underrepresented communities. Mr. Korot has extensive experience collaborating with the private sector, from small businesses to the largest waste management companies in the US. He’s formed funding partnerships with utilities and state government agencies, managed an EPA-funded technical assistance program, and created and implemented an environmental and social equity-oriented grant program. Mr. Korot is a former Board Member of SOLVE, one of the most well-known environmental and community involvement organizations in Oregon. He holds an MA from The George Washington University and a BA from McGill University.

Michael Zehr is the founder of Capital City Ventures, a Washington, DC based strategic consulting firm that provides business development and public affairs services for companies operating in the energy sector. Mr. Zehr has over two decades of experience working as a senior policy and government affairs advisor providing guidance and counsel to elected officials, trade associations, and businesses. He works with clients to provide legislative and regulatory monitoring, strategic guidance on engagement, and development of beneficial partnerships to advance clients’ interests. Prior to working in the private sector, Mr. Zehr served as a senior policy advisor in the US Senate, where he served on the staffs of four US Senators, including US Senate Republican Leader Mitch McConnell. A procedural and legislative strategist, Mr. Zehr specializes in developing legislative proposals and advocacy plans dealing with complicated and politically sensitive initiatives. He holds a Master of Arts degree in National Security and Strategic Studies from the US Naval War College, a Master of Science degree in Biotechnology from Johns Hopkins University, and a Bachelor of Science degree in Chemistry from the University of Virginia.

As we move into 2025, we look forward to continuing our collaboration with the Advisory Board and plan to expand our technical team in Chile, as our exploration and development efforts accelerate.

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Cobalt and Copper Markets

In 2024, the cobalt and copper markets followed divergent paths, with cobalt facing challenges, while copper saw continued improvements. Cobalt production increased by nearly 22%,10 largely driven by expansions of copper-cobalt projects in the Democratic Republic of the Congo (DRC) and new nickel-cobalt laterite projects in Indonesia. Major producers, including CMOC Group Ltd. (owner of key DRC projects Tenke-Fungurume and Kisanfu11) and Chinese investors in Indonesia,12 now control a significant portion of global cobalt supply, strengthening their market share and influence over the industry. Many of these mining projects, particularly those in Indonesia, are integrated with downstream processing, making them more price inelastic, and insulated from weak prices.

Cobalt demand has remained robust, and continues to increase 10-15%13 annually, well above historical trends. However, due to the significant surge in supply, the market remained in surplus during 2024, leading to a 17% drop in cobalt prices, which are now near a 100-year low (inflation-adjusted), as noted by BMO Capital Markets.14 This low-price environment has resulted in the deferral and cancellation of several key projects, including the only project in the United States, further constraining supply outside of Chinese control. The world’s largest producer, CMOC, has also provided conservative 2025 production guidance, signaling flat production versus 2024 figures.15 In response to low prices, the DRC government plans to introduce a temporary (four months) cobalt export ban16 to stabilize prices, and the Indonesian government has announced a likely reduction in its nickel ore mining quota,17 which will also impact cobalt supply due to its role as a by-product of nickel extraction.

The combination of increased mined supply from specific, Chinese-owned projects and weaker prices has led to a flattening out of global cobalt production growth. With limited new projects coming online and fewer economic incentives for exploration, the market appears poised for a shift towards price recovery. We believe that the oversupply caused by incremental additions from primary copper and nickel projects is starting to correct, creating potential for upward price movement as the market rebalances in the medium-term.

Looking ahead, cobalt’s fundamentals are expected to improve as supply growth slows and demand from lithium-ion batteries and metal alloys remains strong. By 2026-2027, the cobalt market is likely to return into balance with potential for a supply deficit,18 supported by resilient demand growth and strategic stockpiling in key regions like China19 and the US.20 This timeline aligns well with Chilean Cobalt’s development plans for La Cobaltera and the broader San Juan district, where we are poised to contribute to primary cobalt production – from a project with no Chinese ownership or influence.

Meanwhile, the copper market continued its strong performance, with prices rising 8% in 2024 and hitting an all-time high price of $11,464 per tonne in May. According to Bank of America, copper remained in balance during 2024, but is projected to move into a deficit starting in 2025.21 This deficit is further exacerbated by low global inventories, which contribute to rising prices and increased need for new project development. The lack of new development projects in the global pipeline, combined with strong demand, suggest that the supply deficit will persist, potentially pushing prices even higher.

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10 Source: United States Geological Survey (USGS), 2025 Annual Mineral Commodity Summary: Cobalt: https://pubs.usgs.gov/periodicals/mcs2025/mcs2025-cobalt.pdf

11 Source: CMOC Group Ltd website: https://en.cmoc.com/html/Business/Congo-Cu-Co/

12 Source: C4ADS: Refining Power: https://c4ads.org/commentary/refining-power/

13 Source: Bank of America Global Research, 2025

14 Source: https://www.mining.com/graph-cobalt-price-plunge-and-the-ev-market/

15 Source: Benchmark Minerals: https://www.benchmarkminerals.com/cobalt/cmoc-releases-2025-cobalt-and-copper-guidance-benchmark-cobalt

16 Source: Financial Times: https://www.ft.com/content/1d4f5517-545c-47cb-b9f4-f7c48607919a

17 Source: https://www.mining.com/web/indonesia-sets-2025-nickel-ore-mining-quota-at-around-200-million-tonnes/

18 Source: Bank of America Global Research, 2025

19 Source: Reuters: https://www.reuters.com/markets/commodities/china-state-stockpiler-aims-buy-up-15000-t-cobalt-sources-say-2024-05-23/

20 Source: Reuters: https://www.reuters.com/markets/commodities/us-explored-adding-more-cobalt-defence-stockpiles-sources-say-2024-03-18/

21 Source: Bank of America: Year Ahead 2025: Metals and Mining Outlook

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Copper demand is driven largely by electrical grid infrastructure and other electrical hardware applications, including electric vehicles, wind turbines, and more. Relative to cobalt, copper is a much larger market, at over 25 million tonnes produced and consumed per year, relative to only about 300,000 tonnes for cobalt. Due to this, and less concentrated production, the copper market (mined supply and demand) typically grows at between 1% and 4% per year, with recent demand growth outpacing mined supply.

We are confident in the continuation of copper’s strong fundamentals driven by limited mine supply growth and the growing need for electrical infrastructure, electric vehicles, and advanced energy technologies. At the same time, we remain optimistic about cobalt’s potential for improvement, driven by strategic stockpiling and the need for secure, sustainable sources of supply from sustainable and secure jurisdictions.

2025 Outlook

Building on the significant progress of 2024, we enter 2025 with strong momentum in advancing the exploration and development of our project portfolio at Chilean Cobalt, aiming to establish a robust Americas-focused cobalt supply chain.

As cobalt fundamentals show signs of improvement and prices may begin to stabilize, we are encouraged by actions in the DRC to freeze cobalt exports for four months. This, combined with already low global inventories, particularly in the US and European, creates a price floor for cobalt. We remain focused on district consolidation, especially around La Cobaltera and the broader San Juan district, while actively seeking additional high-potential cobalt opportunities in Chile.

Our key priorities for 2025 include advancing Letters of Intent/Interest into definitive agreements with Glencore AG and US Strategic Metals, as well as finalizing our loan application with US EXIM Bank. We look forward to collaborating with the Trump Administration regarding EXIM Bank, the State Department, the Department of Defense, and other agencies to secure support and funding for our project.

Additionally, we have recently added a Chief Sustainability Officer (CSO) to our Management Team, focusing on implementing a sustainability standards framework, from exploration through production.

Later this year, we will launch a follow-up exploration program at La Cobaltera, integrating artificial intelligence tools and surgical mining techniques to enhance efficiency and resource discovery.

With the strong foundation laid in 2024, we are optimistic about the opportunities ahead in 2025 and are eager to continue making progress.

Sincerely,

Duncan T. Blount

Chairman & CEO

Chilean Cobalt Corp.

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About Chilean Cobalt Corp

Chilean Cobalt Corp is a US-based and US-listed (OTCQB: COBA) critical minerals exploration and development company focused on the La Cobaltera cobalt-copper project in northern Chile, one of the world’s few primary cobalt districts.

Chilean Cobalt has a deliberate focus on building a dynamic and sustainable business with an emphasis on applying leading environmental stewardship, social engagement, and corporate governance practices to its strategy.

La Cobaltera is a district-scale opportunity across Chilean Cobalt’s 2,635 hectares of 100% owned mining property situated in the San Juan district in northern Chile (Atacama Region III), a historic mining district with numerous past-producing mines and excellent infrastructure and accessibility.

Safe Harbor Statement

This Chilean Cobalt Corp Annual Update contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results), and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan," and other similar expressions. Examples of forward-looking statements include, among other, statements the Company makes regarding its ability to enter into a definitive agreement with EXIM Bank for debt funding as provided for in the LOI, approval for special consideration under Qualification under Section 402 of EXIM Bank's 2019 reauthorization (P.L. 116-94). statements the Company makes regarding its ability to enter into a definitive agreement with Glencore and/or USSM for strategic partnership(s) as provided for in the LOI(s), ability to establish "Proven" or "Probable" Reserves, as defined by the SEC under Industry Guide 7, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and the inherent risks of mining exploration, development, and processing operations that may negatively impact the business.  Consequently, the Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

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